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                                                                    EXHIBIT 4.2

                               RESOLUTION OF THE
                             BOARD OF DIRECTORS OF
                    MEDICAL IMAGING CENTERS OF AMERICA, INC.

                           (a California corporation)

                 I, Denise L. Sunseri, Secretary of MEDICAL IMAGING CENTERS OF AMERICA, INC., a California corporation (the "Corporation"), hereby certify that the following is a true and correct copy of a resolution duly adopted by the Board of Directors of the Corporation at a meeting held on January 10, 1996, and that said resolution has not been amended or rescinded in whole or part:

                          WHEREAS, the Corporation and Union Bank entered into
                 a Rights Agreement dated as of October 2, 1991 (the "Rights Agreement"); and

                          WHEREAS, Harris Trust Company of California (the
                 "Rights Agent") has replaced Union Bank as Rights Agent under the Rights Agreement; and

                          WHEREAS, Section 27 of the Rights Agreement provides
                 that, subject to certain conditions not applicable here, the Company may supplement or amend any provision of the Rights Agreement without the approval of any holders of Right Certificates representing shares of Common Stock; and

                          WHEREAS, in October 1995, the Company effected a
                 one-for-five reverse stock split (the "Reverse Stock Split") which had certain effects on the Rights Agreement; and

                          WHEREAS, based on the advice of counsel to the
                 Company, the Board of Directors of the Company believes that certain changes to the Rights Agreement, which among other things, provide greater flexibility for the Company under the Rights Agreement and take into consideration the Reverse Stock Split, are desirable and in the best interests of the Company and its shareholders and has authorized certain amendments to the Rights Agreement in the manner set forth herein;

                          NOW, THEREFORE, BE IT RESOLVED, that in the judgment
                 of this Board of Directors, it is advisable and in the best interests of the Corporation that it adopt a First Amendment to Rights Agreement, substantially in the form attached to the minutes of this meeting as Exhibit A thereto, and that the Chairman of the Board, the President and any Vice President of this corporation be, and each of them acting separately is hereby, authorized and instructed to execute, on behalf of the Corporation, a First Amendment to Rights Agreement in the form so attached, with such amendment or amendments thereto as such officer or officers shall deem to be appropriate and in the best interest of the Corporation, the signature on such agreement of such officer or officers





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                 to be conclusive evidence of belief in the propriety of any such amendment or amendments; and

                          RESOLVED FURTHER, that the officers of the
                 Corporation be, and each hereby is, authorized, empowered and directed to take such action and to execute, make oath to, acknowledge and deliver, from time to time in the name and on behalf of the Corporation, such amendments, agreements, instruments, certificates or documents and to do or to cause to be done any and all such other acts and things as such officers may, in their discretion, deem necessary, proper, appropriate or advisable to carry out the intent of the foregoing resolution, the taking of such actions to be conclusive evidence that the same have been authorized and approved by the Board of Directors; and

                          RESOLVED FURTHER, that all acts and things previously
                 done and performed (or caused to be done and performed) in the name and on behalf of the Corporation prior to the date of this resolution in connection with the foregoing resolution be, and the same hereby are, ratified, confirmed and approved.

                 IN WITNESS WHEREOF, I have hereunto set my hand and caused the seal of the Corporation to be affixed hereto this 22nd day of January, 1996.




                                                   /s/ Denise L. Sunseri
                                                   ---------------------------
                                                   Denise L. Sunseri
                                                   Secretary

(Corporate Seal)




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